Exhibit 99.3

ACRES COMMERCIAL REALTY CORP.

ANNOUNCES RETIREMENT OF CHIEF FINANCIAL OFFICER DAVID J. BRYANT

AND NAMES ELDRON C. BLACKWELL AS SUCCESSOR

Uniondale, NY, November 1, 2023 – ACRES Commercial Realty Corp. (NYSE: ACR) (“ACR” or the “Company”), a real estate investment trust that is primarily focused on originating, holding and managing commercial real estate mortgage loans and equity investments in commercial real estate property through direct ownership and joint ventures, announced today that David J. Bryant, Senior Vice President, Chief Financial Officer and Treasurer, is retiring from ACR, effective December 31, 2023. Mr. Bryant has faithfully served the company for 17 years. Mr. Bryant joined ACR as Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer in June 2006 and has played a significant role in the design and execution of the Company’s strategy.

“On behalf of the Board and entire Company, I want to congratulate Dave on his retirement and express our sincere gratitude for his significant contributions and expert counsel that have been invaluable since ACR’s inception and specifically since our acquisition in July of 2020,” said Chairman Andrew Fentress. “Dave helped navigate the Company during a challenging time in 2020 and his knowledge and expertise of our businesses combined with his leadership and contributions have been invaluable to ACR. On behalf of the many stakeholders at ACR, we thank Dave for his commitment to our shareholders and his positive impact on our people and our business."

Effective January 1, 2024, Eldron C. Blackwell will succeed Mr. Bryant as Senior Vice President, Chief Financial Officer and Treasurer. Mr. Blackwell has served as Vice President and Chief Accounting Officer of the Company since March 2014, leading the Company’s accounting and financial reporting functions. “This promotion recognizes Mr. Blackwell’s deep knowledge of, and invaluable experience at ACR and ensures a seamless transition as we remain committed to driving the Company's growth,” said President and Chief Executive Officer, Mark Fogel.

“It has been a privilege to be part of this talented team at ACR,” said Mr. Bryant. “I have no doubt the collective efforts of the ACR team will continue to propel the success of the Company well into the future. Having hired and worked with Eldron for nine years at the Company and collaborated with him for six years prior as the Company’s auditor, I'm pleased to see a knowledgeable and high-caliber leader like Eldron step in as the next CFO of the Company.”

About ACRES Commercial Realty Corp.

ACRES Commercial Realty Corp. is a real estate investment trust that is primarily focused on originating, holding and managing commercial real estate mortgage loans and equity investments in commercial real estate properties through direct ownership and joint ventures. The Company is externally managed by ACRES Capital, LLC, a subsidiary of ACRES Capital Corp., a private commercial real estate lender exclusively dedicated to nationwide middle market commercial real estate lending with a focus on multifamily, student housing, hospitality, industrial and office property in top U.S. markets. For more information, please visit the Company’s website at www.acresreit.com or contact investor relations at IR@acresreit.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “continue,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “look forward” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. Factors that can affect future results are discussed in the documents filed by the Company from time to time with the Securities and Exchange Commission, including, without limitation, factors impacting whether we will be able to maintain our sources of liquidity and whether we will be able to identify sufficient suitable investments to increase our originations. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new or changing information or events after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.